                                                                   EXHIBIT 99(B)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

           MERCK & CO., INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying Statements of Net Assets Available for Benefits of the Merck & Co., Inc. Employee Stock Purchase and Savings Plan as of December 31, 1996 and 1995, and the related Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
May 21, 1997

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                      MERCK COMMON STOCK FUND
                                                     --------------------------
                                                        (NON-                                  FIDELITY    FIDELITY     FIDELITY
                                                     PARTICIPANT   (PARTICIPANT    FIDELITY    EQUITY-      GROWTH      GROWTH &
                                                      DIRECTED;     DIRECTED;      MAGELLAN     INCOME     COMPANY       INCOME
                                         TOTAL       SEE NOTE 1)   SEE NOTE 1)       FUND        FUND        FUND      PORTFOLIO
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
DECEMBER 31, 1996                                                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
-------------------------------------------------------------------------------   -----------------------------------------------
Assets:
  Investments at market value........ $200,633,783   $47,040,077   $122,082,571   $7,849,145   $915,537   $1,008,987   $1,986,353
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
  Receivables
    Employer's contribution..........       61,525        61,525             --           --         --           --           --
    Participants' contributions......      312,196            --        260,255       16,059      1,873        2,064        4,064
    Accrued interest and dividends...       19,508            --         13,822           --         --           --           --
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
      Total receivables..............      393,229        61,525        274,077       16,059      1,873        2,064        4,064
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
Net assets available for benefits.... $201,027,012   $47,101,602   $122,356,648   $7,865,204   $917,410   $1,011,051   $1,990,417
                                       ===========    ==========    ===========    =========   ========    =========    =========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                                     FIDELITY                                         FIDELITY
                                       FIDELITY     RETIREMENT   FIDELITY    FIDELITY    FIDELITY    RETIREMENT
                                     INTERMEDIATE     GROWTH        OTC      OVERSEAS    BALANCED       MONEY
                                      BOND FUND        FUND      PORTFOLIO     FUND        FUND        MARKET
                                     ------------   ----------   ---------   --------   ----------   -----------

DECEMBER 31, 1996                                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
-------------------------------------------------------------  ------------------------------------------------
Assets:
  Investments at market value........  $369,411      $616,783    $719,063    $800,300   $3,807,066   $2,210,381
                                     ------------   ----------   ---------   --------   ----------   -----------
  Receivables
    Employer's contribution..........        --            --          --          --           --           --
    Participants' contributions......       756         1,262       1,471       1,637        7,789        4,522
    Accrued interest and dividends...        --            --          --          --           --           --
                                     ------------   ----------   ---------   --------   ----------   -----------
      Total receivables..............       756         1,262       1,471       1,637        7,789        4,522
                                     ------------   ----------   ---------   --------   ----------   -----------
Net assets available for benefits....  $370,167      $618,045    $720,534    $801,937   $3,814,855   $2,214,903
                                     ===========    ==========   ========    ========    =========   ===========

                                         FIDELITY
                                        RETIREMENT     FIDELITY
                                        GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                           MONEY         INDEX          LOAN
                                          MARKET       PORTFOLIO      ACCOUNT
                                        -----------   -----------   ------------

DECEMBER 31, 1996                          (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------------------------------------------------------
Assets:
  Investments at market value........   $4,596,289     $ 508,094     $6,123,726
                                        -----------   -----------   ------------
  Receivables
    Employer's contribution..........           --            --             --
    Participants' contributions......        9,404         1,040             --
    Accrued interest and dividends...           --            --          5,686
                                        -----------   -----------   ------------
      Total receivables..............        9,404         1,040          5,686
                                        -----------   -----------   ------------
Net assets available for benefits....   $4,605,693     $ 509,134     $6,129,412
                                        ===========   ==========    ===========


                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                          MERCK COMMON STOCK FUND
                                                         --------------------------
                                                            (NON-                                  FIDELITY   FIDELITY   FIDELITY
                                                         PARTICIPANT   (PARTICIPANT    FIDELITY    EQUITY-     GROWTH    GROWTH &
                                                          DIRECTED;     DIRECTED;      MAGELLAN     INCOME    COMPANY     INCOME
                                             TOTAL       SEE NOTE 1)   SEE NOTE 1)       FUND        FUND       FUND     PORTFOLIO
                                          ------------   -----------   ------------   ----------   --------   --------   ---------
DECEMBER 31, 1995                                                                          (PARTICIPANT DIRECTED, SEE NOTE 1)
-----------------------------------------                                             --------------------------------------------
Assets:
  Investments at market value............ $162,873,709   $38,672,420   $100,656,597   $6,961,838   $457,255   $503,394   $989,067
                                          ------------   -----------   ------------   ----------   --------   --------   --------
  Receivables
    Employer's contribution..............       60,176        60,176             --           --         --         --         --
    Participants' contributions..........      299,114            --        251,458       17,392      1,142      1,258      2,471
    Accrued interest and dividends.......        8,025            --          2,339           --         --         --         --
                                          ------------   -----------   ------------   ----------   --------   --------   --------
      Total receivables..................      367,315        60,176        253,797       17,392      1,142      1,258      2,471
                                          ------------   -----------   ------------   ----------   --------   --------   --------
Net assets available for benefits........ $163,241,024   $38,732,596   $100,910,394   $6,979,230   $458,397   $504,652   $991,538
                                          ============   ===========   ============   ==========   ========   ========   ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                                             FIDELITY
                                               FIDELITY     RETIREMENT   FIDELITY    FIDELITY    FIDELITY
                                             INTERMEDIATE     GROWTH        OTC      OVERSEAS    BALANCED
                                               BOND FUND        FUND      PORTFOLIO     FUND        FUND
                                             ------------   ----------   ---------   --------   ----------

DECEMBER 31, 1995                                           (PARTICIPANT DIRECTED; SEE NOTE 1)
-----------------------------------------    -------------------------------------------------------------
Assets:
  Investments at market value............      $299,003      $509,817    $325,866    $577,768   $3,553,980
                                             ------------   ----------   ---------   --------   ----------
  Receivables
    Employer's contribution..............            --            --          --          --           --
    Participants' contributions..........           747         1,274         814       1,443        8,878
    Accrued interest and dividends.......            --            --          --          --           --
                                             ------------   ----------   ---------   --------   ----------
      Total receivables..................           747         1,274         814       1,443        8,878
                                             ------------   ----------   ---------   --------   ----------
Net assets available for benefits........      $299,750      $511,091    $326,680    $579,211   $3,562,858
                                             ===========    ==========   ========    ========    =========


                                                              FIDELITY
                                                FIDELITY     RETIREMENT     FIDELITY
                                               RETIREMENT    GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                                  MONEY         MONEY         INDEX          LOAN
                                                 MARKET        MARKET       PORTFOLIO      ACCOUNT
                                               -----------   -----------   -----------   -----------

DECEMBER 31, 1995                                      (PARTICIPANT DIRECTED; SEE NOTE 1)
-----------------------------------------    -------------------------------------------------------
Assets:
  Investments at market value............       $ 961,593    $3,735,338     $ 201,511     $4,468,262
                                               -----------   -----------   -----------   -----------
  Receivables
    Employer's contribution..............              --            --            --             --
    Participants' contributions..........           2,402         9,332           503             --
    Accrued interest and dividends.......              --            --            --          5,686
                                               -----------   -----------   -----------   -----------
      Total receivables..................           2,402         9,332           503          5,686
                                               -----------   -----------   -----------   -----------
Net assets available for benefits........       $ 963,995    $3,744,670     $ 202,014     $4,473,948
                                               ===========   ===========   ==========    ===========


                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                      MERCK COMMON STOCK FUND
                                                     --------------------------
                                                        (NON-                                  FIDELITY    FIDELITY     FIDELITY
                                                     PARTICIPANT   (PARTICIPANT    FIDELITY    EQUITY-      GROWTH      GROWTH &
                                                      DIRECTED;     DIRECTED;      MAGELLAN     INCOME     COMPANY       INCOME
                                         TOTAL       SEE NOTE 1)   SEE NOTE 1)       FUND        FUND        FUND      PORTFOLIO
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
YEAR ENDED DECEMBER 31, 1996
-------------------------------------                                             ----------------------------------------
Additions to net assets attributed
  to:
  Investment income
    Net appreciation (depreciation)
      in market value of
      investments.................... $ 29,967,611   $ 8,250,110   $ 21,487,998   $ (346,882)  $ 77,940   $   68,297   $  179,644
    Interest.........................      454,901        73,102        298,693       28,719      1,488        4,689        4,340
    Dividends........................    2,027,915            --             --    1,159,573     51,407       42,146       84,448
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
      Total income on investments....   32,450,427     8,323,212     21,786,691      841,410    130,835      115,132      268,432
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
  Contributions to the Plan
    By participants..................   11,961,538            --      8,299,607    1,197,695    150,295      242,118      343,905
    By the employer..................    2,196,499     2,196,499             --           --         --           --           --
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
      Total contributions............   14,158,037     2,196,499      8,299,607    1,197,695    150,295      242,118      343,905
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
      Total additions................   46,608,464    10,519,711     30,086,298    2,039,105    281,130      357,250      612,337
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
Deductions from net assets attributed
  to:
  Benefits paid to participants......   (7,181,432)   (1,606,034)    (4,398,057)    (314,137)   (10,389)      (9,912)     (61,394)
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
Transfers among funds and plans:
  Net reallocations..................   (1,641,044)     (343,214)    (2,778,943)    (769,024)   193,092      161,958      444,149
  Loans to participants..............           --      (498,781)    (2,595,391)    (181,630)   (11,229)     (16,151)     (27,899)
  Loan repayments by participants....           --       297,324      1,132,347      111,660      6,409       13,254       31,686
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
      Net transfers among funds and
        plans........................   (1,641,044)     (544,671)    (4,241,987)    (838,994)   188,272      159,061      447,936
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
      Total deductions and net
        transfers among funds and
        plans........................   (8,822,476)   (2,150,705)    (8,640,044)  (1,153,131)   177,883      149,149      386,542
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
        Net increase.................   37,785,988     8,369,006     21,446,254      885,974    459,013      506,399      998,879
Net assets available for benefits
        Beginning of year............  163,241,024    38,732,596    100,910,394    6,979,230    458,397      504,652      991,538
                                      ------------   -----------   ------------   ----------   --------   ----------   ----------
        End of year.................. $201,027,012   $47,101,602   $122,356,648   $7,865,204   $917,410   $1,011,051   $1,990,417
                                      ============   ===========   ============   ==========   ========   ==========   ==========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                                         FIDELITY
                                        FIDELITY        RETIREMENT        FIDELITY         FIDELITY         FIDELITY
                                      INTERMEDIATE        GROWTH            OTC            OVERSEAS         BALANCED
                                       BOND FUND           FUND          PORTFOLIO           FUND             FUND
                                      ------------     ------------     ------------     ------------     -------------

YEAR ENDED DECEMBER 31, 1996                              (PARTICIPANT DIRECTED; SEE NOTE 1)
----------------------------          ---------------------------------------------------------------------------------
Additions to net assets attributed
  to:
  Investment income
    Net appreciation (depreciation)
      in market value of
      investments....................   $(10,372)        $(29,444)        $ 33,364         $ 35,062        $  154,191
    Interest.........................        568            2,604            2,243            3,515            14,229
    Dividends........................     21,886           74,917           75,696           47,665           172,176
                                        --------         --------         --------         --------        ----------
      Total income on investments....     12,082           48,077          111,303           86,242           340,596
                                        --------         --------         --------         --------        ----------
  Contributions to the Plan
    By participants..................    103,352          138,009          162,281          195,125           386,335
    By the employer..................         --               --               --               --                --
                                        --------         --------         --------         --------        ----------
      Total contributions............    103,352          138,009          162,281          195,125           386,335
                                        --------         --------         --------         --------        ----------
      Total additions................    115,434          186,086          273,584          281,367           726,931
                                        --------         --------         --------         --------        ----------
Deductions from net assets attributed
  to:
  Benefits paid to participants......     (2,010)         (35,877)          (6,261)          (5,510)         (143,564)
                                        --------         --------         --------         --------        ----------
Transfers among funds and plans:
  Net reallocations..................    (34,929)         (37,326)         135,028          (45,720)         (295,329)
  Loans to participants..............     (9,647)         (16,555)         (16,186)         (20,858)          (91,680)
  Loan repayments by participants....      1,569           10,626            7,689           13,447            55,639
                                        --------         --------         --------         --------        ----------
      Net transfers among funds and
        plans........................    (43,007)         (43,255)         126,531          (53,131)         (331,370)
                                        --------         --------         --------         --------        ----------
      Total deductions and net
        transfers among funds and
        plans........................    (45,017)         (79,132)         120,270          (58,641)         (474,934)
                                        --------         --------         --------         --------        ----------
        Net increase.................     70,417          106,954          393,854          222,726           251,997
Net assets available for benefits
        Beginning of year............    299,750          511,091          326,680          579,211         3,562,858
                                        --------         --------         --------         --------        ----------
        End of year..................   $370,167         $618,045         $720,534         $801,937        $3,814,855
                                        ========         ========         ========         ========        ==========

                                                           FIDELITY
                                          FIDELITY        RETIREMENT        FIDELITY
                                         RETIREMENT       GOVERNMENT      U.S. EQUITY     FIDELITY    PARTICIPANTS'
                                           MONEY            MONEY            INDEX      INTERMEDIATE      LOAN
                                           MARKET           MARKET         PORTFOLIO     BOND FUND      ACCOUNT
                                        ------------     ------------     -----------   ------------  ------------

YEAR ENDED DECEMBER 31, 1996                                (PARTICIPANT DIRECTED; SEE NOTE 1)
----------------------------            ----------------------------------------------------------------------------------
Additions to net assets attributed
  to:
  Investment income
    Net appreciation (depreciation)
      in market value of
      investments....................    $       --       $       --        $ 67,703      $(10,372)   $        --
    Interest.........................         3,376           16,799             536           568             --
    Dividends........................        64,658          223,402           9,941        21,886             --
                                         ----------       ----------        --------      --------     ----------
      Total income on investments....        68,034          240,201          78,180        12,082             --
                                         ----------       ----------        --------      --------     ----------
  Contributions to the Plan
    By participants..................       155,888          473,907         113,021       103,352             --
    By the employer..................            --               --              --            --             --
                                         ----------       ----------        --------      --------     ----------
      Total contributions............       155,888          473,907         113,021       103,352             --
                                         ----------       ----------        --------      --------     ----------
      Total additions................       223,922          714,108         191,201       115,434             --
                                         ----------       ----------        --------      --------     ----------
Deductions from net assets attributed
  to:
  Benefits paid to participants......      (146,511)        (251,017)         (1,982)       (2,010)      (188,777)
                                         ----------       ----------        --------      --------     ----------
Transfers among funds and plans:
  Net reallocations..................     1,176,547          428,261         124,406       (34,929)            --
  Loans to participants..............       (17,795)         (91,146)         (8,552)       (9,647)     3,603,500
  Loan repayments by participants....        14,745           60,817           2,047         1,569     (1,759,259)
                                         ----------       ----------        --------      --------     ----------
      Net transfers among funds and
        plans........................     1,173,497          397,932         117,901       (43,007)     1,844,241
                                         ----------       ----------        --------      --------     ----------
      Total deductions and net
        transfers among funds and
        plans........................     1,026,986          146,915         115,919       (45,017)     1,655,464
                                         ----------       ----------        --------      --------     ----------
        Net increase.................     1,250,908          861,023         307,120        70,417      1,655,464
Net assets available for benefits
        Beginning of year............       963,995        3,744,670         202,014       299,750      4,473,948
                                         ----------       ----------        --------      --------     ----------
        End of year..................    $2,214,903       $4,605,693        $509,134      $370,167    $ 6,129,412
                                         ==========       ==========        ========      ========     ==========


                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Stock Purchase and Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Generally, any regular full-time, part-time, or temporary employee of the Company who is a U.S. resident covered by a collective bargaining agreement providing for participation in this Plan as defined by the Plan document, and has completed one year of employment, is eligible to participate.

     The Plan is administered by a management committee appointed by the Chief Executive Officer. All costs of administering the Plan are borne by the Company.

     CONTRIBUTIONS

     Depending on the terms of the applicable collective bargaining agreements, participants may contribute from 2% up to either 10% or 15% of their base pay per pay period. In addition, the Company will match 50% of employee contributions up to 5% of base pay per pay period, or contributions of a predetermined dollar amount negotiated with each bargaining group, whichever is less. Pursuant to current collective bargaining agreements, the Company match is subject to a monthly cap of $60. Company matching contributions are invested entirely in the Merck Common Stock Fund (Non-participant directed), and may not be reallocated into any other investment option.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck Common Stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Retirement Growth Fund

     Funds are invested primarily in common stocks of domestic or foreign issuers, although they can be invested in all types of securities. Foreign securities may involve a higher degree of risk. The fund's emphasis is on the realization of capital gains rather than on dividend income.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter
(OTC) securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     Fidelity Overseas Fund

     Funds are invested primarily in foreign securities.

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     Fidelity U.S. Equity Index Portfolio

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event of Plan termination, participants will become fully vested in their account balances.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at a rate of the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1996 and 1995, net assets available for benefits included distributions in process of payment of $610,665 and $772,218, respectively.

2.  SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the Statement of Changes in Net Assets Available for Benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments.

3.  INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan sponsor believes that the Plan is designed and operated in compliance with the IRC.

4.  OTHER MATTERS:

     Net reallocations in 1996 of ($1,641,044) consist of transfers between the Plan and the Merck & Co., Inc. Employee Savings and Security Plan for employees who changed their status during the year.

 5.  SUBSEQUENT EVENTS:

     Effective July 1, 1997, Merck will change certain investment choices offered to Plan participants. Specifically, five new funds will be added while eight funds, existing as of December 31, 1996, will be eliminated and replaced with seven similar new funds and one similar existing fund. Investments held in the eight eliminated funds will automatically transfer to the corresponding replacement funds. The Plan sponsor anticipates that these fund transfers will have no effect on the Plan's tax status.

                                                           SCHEDULE I
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

          ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996

                                                                         NUMBER OF
                           NAME OF ISSUER                             UNITS/SHARES AT
                         AND TITLE OF ISSUE                           CLOSE OF PERIOD        COST        CURRENT VALUE
--------------------------------------------------------------------  ----------------    -----------    -------------
Merck Common Stock Fund*............................................     12,454,686       $68,920,950    $169,122,648
Fidelity Magellan Fund..............................................         97,342         6,971,698       7,849,145
Fidelity Equity-Income Fund.........................................         21,377           790,658         915,537
Fidelity Growth Company Fund........................................         24,941           890,602       1,008,987
Fidelity Growth & Income Portfolio..................................         64,642         1,679,128       1,986,353
Fidelity Intermediate Bond Fund.....................................         36,651           376,343         369,411
Fidelity Retirement Growth Fund.....................................         35,680           641,488         616,783
Fidelity OTC Portfolio..............................................         21,987           651,686         719,063
Fidelity Overseas Fund..............................................         25,954           747,537         800,300
Fidelity Balanced Fund..............................................        270,441         3,354,497       3,807,066
Fidelity Retirement Money Market....................................      2,191,435         2,191,435       2,210,381
Fidelity Retirement Government Money Market.........................      4,596,614         4,596,614       4,596,289
Fidelity U.S. Equity Index Portfolio................................         18,854           423,690         508,094
Participants' Loan Account (with interest rates ranging from 9.5% to
  10.0%)............................................................             --         6,123,726       6,123,726
                                                                                          -----------    ------------
        Total Investments...........................................                      $98,360,052    $200,633,783
                                                                                          ===========    ============

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

               ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS(a)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                CURRENT
                                                                                                 VALUE
          IDENTITY OF PARTY INVOLVED              PURCHASE      SELLING        COST OF        OF ASSETS ON
           AND DESCRIPTION OF ASSET                PRICE         PRICE          ASSET       TRANSACTION DATE    NET GAIN
-----------------------------------------------  ----------    ----------    -----------    ----------------    ---------
Merck Common Stock Fund
    246 purchase transactions..................  $15,546,578   $       --    $15,546,578      $ 15,546,578      $      --
    243 sales transactions.....................          --    15,493,214      9,038,716        15,493,214      6,454,498

---------------

(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 21, 1997 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Stock Purchase and Savings Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273 and 33-64665), on Form S-4 (No. 33-50667)
and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785, 33-57421, and 333-17045). It
should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 16, 1997